Exhibit 10-6

AMENDMENT NO. 1
TO
THE ENERGY EAST CORPORATION
DEFERRED COMPENSATION PLAN - - DIRECTOR SHARE PLAN

         The Energy East Corporation Deferred Compensation Plan - Director Share Plan (the "Plan") is hereby amended effective January 1, 2005, pursuant to Section 6 thereof, as follows:

         1.  Section 2, Participation and Election by a Director, insert "non-employee" prior to "Energy East Director" in the first sentence of the 2nd paragraph.

         2.  Section 5, Payment of Amounts Deferred, the language in such section after the second sentence is revised to read as follows:

"A director may change his election of payment terms by executing and delivering to Energy East a new payment terms election. With respect to amounts the Director contributed to the Plan on or after January 1, 2007, any changes to the payment terms election must be made at least twelve (12) months prior to the date distributions are scheduled to commence and must provide payments will be delayed at least five (5) years from the date distributions were originally scheduled to commence. Changes to amounts the Director contributed to the Plan prior to January 1, 2005 are not subject to the five-year delay described in the preceding sentence. Changes to amounts the Director contributed to the Plan during 2005 and 2006 are not subject to the five-year delay described in the preceding sentence as long as the change is made before January 1, 2007. No change shall be effective during the one-year period beginning on the day the Director executes the new payment terms election. If, during such one-year period, the Director becomes entitled to receive a payment or payments under the Plan pursuant to the Director's last effective payment terms election, said last effective payment terms election shall remain in full force and effect and the new election shall be null and void. Only one payment terms election shall be effective for a Director at any time.

         IN WITNESS WHEREOF, Energy East Corporation hereby executes this Amendment as of the 8th day of December 2005.

ENERGY EAST CORPORATION
/s/Michelle Taylor Witness	By: /s/Richard R. Benson Richard R. Benson Vice President and Chief Administrative Officer